Exhibit 10.1

AMENDMENT #1 TO
2026 EQUITY INCENTIVE PLAN OF

JX Luxventure GROUP INC.

This Amendment #1 (“Amendment #1”) to the 2026 Equity Incentive Plan (the “2026 Plan”) of JX Luxventure Group Inc. is entered into as of September 21, 2026, by JX Luxventure Group Inc., a non-resident domestic corporation incorporated in the Republic of the Marshall Islands (the “Company”). All capitalized terms used and not defined herein shall have the meanings given to such terms in the 2026 Plan.

RECITALS

A. The Company adopted the 2026 Plan on January 5, 2026, which authorized for issuance up to four million five hundred thousand (4,500,000) shares of common stock, $0.0001 par value per share (the “Common Stock”).

B. On September 21, 2026, the Board of Directors and the holders of majority of the outstanding capital stock of the Company (the “Majority Shareholders”), approved Amendment #1, to increase the maximum aggregate number of Shares authorized for issuance under the 2026 Plan from 4,500,000 shares of Common Stocks to 9,300,000 shares of Common Stock.

Pursuant to the authority contained in Sections 20(a) and 20(b) of the 2026 Plan, the Company now desires to amend the 2026 Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the 2026 Plan, the Company agrees as follows:

1. Section 3(a) of the 2026 Plan is deleted in its entirety and the following is substituted in lieu thereof:

“Shares Subject to the 2026 Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares authorized for issuance under the 2026 Plan shall be nine million three hundred thousand (9,300,000), subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company.”

2. Except to the extent expressly amended or modified in this Amendment #1, the 2026 Plan shall remain in full force and effect as initially adopted.

IN WITNESS WHEREOF, the undersigned has executed this Amendment #1 as of the day and year first above written.

JX LUXVENTURE GROUP INC.

By:	/s/ Sun Lei
Sun Lei
Chief Executive Officer